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                                                                    EXHIBIT 23.3

                      CONSENT OF REED SMITH SHAW & McCLAY


            We hereby consent to the reference to us under the caption "Validity of Debt Securities" in the Prospectus contained in the Registration Statement on Form S-3 and related Prospectus of Equitable Resources, Inc. with respect to the registration of $168 million of nonconvertible debt securities.



                                           REED SMITH SHAW & McCLAY



   Pittsburgh, Pennsylvania
   June 26, 1996